[LOGO] DYNASIL


Contacts:
Patty Kehe
Corporate Secretary
Dynasil Corporation of America
Phone: (617) 668-6855
pkehe@dynasil.com


             Dynasil Sells Navigator Product Line
              Proceeds Used to Reduce Bank Debt


Watertown, Mass., December 24, 2013 - Dynasil Corporation of America
(NASDAQ: DYSL), a developer of sensing, detection and analysis technology for homeland security, medical and industrial applications, today announced the December 23, 2013 sale of the assets of its Navigator Gamma Medical Probe product line to Dilon Technologies, Inc. of Newport News, Virginia.


This transaction is a step in the previously announced strategy to restructure the Company to improve liquidity and pay down bank debt. The consummation of this divestiture resulted in a payment to Santander Bank, N.A., the Company's primary lender, of approximately $2.75 million, which reduced the balance of the Company's outstanding indebtedness to Santander to approximately $2.4 million. As previously reported, at September 30, 2012, the Company's indebtedness to Santander was approximately $9.0 million, a reduction of $6.6 million over the past 15 months. The Company also has a subordinated $3 million note to Massachusetts Capital Resource Corporation which is not yet due.


"We are pleased to announce the completion of this divestiture, which marks a key step in our strategy to reduce debt and operational expenses and return Dynasil to positive EBITDA and profitability," said Peter Sulick, Chairman and CEO of Dynasil. "Combined with the sale of the XRF assets, this divestiture has allowed us to substantially reduce our outstanding bank debt balance. At the present time, we do not foresee further asset sales. We expect to amortize our bank debt in accordance with our standard amortization schedule, which should result in the primary bank debt being completely paid off over the next 15 months."

 "We expect the combination of these divestitures, selective expense reductions, the spinoff of our tissue sealant technology and improvements in operational performance of our remaining businesses will result in a significant turnaround in the company's results. The past 18 months have been difficult but constructive." continued Mr. Sulick. "While we have had to write off a substantial amount of intangible assets incurred in a prior acquisition and sell off the associated product lines, we have not missed a single bank payment to our primary lender and have more cash today than a year ago. Our research division weathered the government shutdown without a furlough and continues to have a substantial backlog of project work across a broad range of scientific fields. We are excited about the prospects of our optics group which has been experiencing an uptake in business over the past 18 months as a result of both new product development and an investment in sales management. "

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About Dynasil

Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures detection and analysis technology, precision instruments and optical components for the homeland security, medical and industrial markets including medical imaging and sensors for non-destructive testing. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in MA, MN, NY, NJ and the United Kingdom. More information about the Company is available at www.dynasil.com.

Safe Harbor

This news release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding future events and our future results are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. These forward-looking statements may be identified by the use of words such as "plans", "intends," "may," "could," "expect," "estimate," "anticipate," "continue" or similar terms, though not all forward-looking statements contain such words. The actual results of the future events described in such forward looking statements could differ materially from those stated in such forward looking statements due to a number of important factors. These factors that could cause actual results to differ from those anticipated or predicted include, without limitation, our ability to develop and commercialize our products, the size and growth of the potential markets for our products and our ability to serve those markets, the rate and degree of market acceptance of any of our products, general economic conditions, costs and availability of raw materials and management information systems, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management and technical personnel, our ability to obtain timely payment of our invoices to governmental customers, litigation, the effect of governmental regulatory developments, the availability of financing sources, our ability to identify and execute on acquisition opportunities and integrate such acquisitions into our business, and seasonality, as well as the uncertainties set forth in the Company's 2012 Annual Report on Form 10 K, as amended on February 14, 2013, including the risk factors contained in Item 1a, the Company's Quarterly Reports on Form 10-Q filed on February 13, 2013, May 15, 2013 and August 12, 2013 and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.